Exhibit 99.1

March 14, 2016

Ladies and Gentlemen:

Reference is hereby made to that certain Promissory Note dated as of February 22, 2013 in the original principal amount of $1,360,000 (the "Note"), payable by Cuattro Veterinary, LLC ("Vet International") to Heska Imaging US, LLC (formerly named Cuattro Veterinary USA, LLC) ("Holder"). Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Note.

In consideration of, and to further facilitate, the transactions contemplated by that certain Unit Purchase Agreement among Vet International, the founder and members of Vet International, and Holder’s affiliate, Heska Corporation, Holder hereby agrees that notwithstanding any provision of the Note to the contrary, the Due Date of the Note shall be June 15, 2016.

All other provisions of the Note shall remain in full force and effect according to their terms.

Very Truly Yours,

Heska Imaging US, LLC
By:	/s/ Jason A. Napolitano
Its:	Chief Financial Officer

Accepted:

Cuattro Veterinary, LLC
By:	/s/ Kevin S. Wilson
Its:	Member